UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March 3, 2021

Date of Report (Date of earliest event reported)

RIBBON COMMUNICATIONS INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38267	82-1669692
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6500 Chase Oaks Boulevard, Suite 100, Plano, Texas 75023

(Address of Principal Executive Offices) (Zip Code)

(978) 614-8100

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001	RBBN	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On March 3, 2021 (the “Third Amendment Effective Date”), Ribbon Communications Inc. (the “Company”), Ribbon Communications Operating Company, Inc. (the “Borrower”), and certain of their subsidiaries entered into a Third Amendment to Credit Agreement (the “Third Amendment), which amends that certain Credit Agreement (as previously amended, the “Existing Credit Agreement” and, as amended by the Third Amendment, the “Credit Agreement”), dated as of March 3, 2020, by and among the Company, as a guarantor, the Borrower, Citizens Bank, N.A., as administrative agent (in such capacity, the “Administrative Agent”), a lender, issuing lender, swingline lender, joint lead arranger and bookrunner, Santander Bank, National Association, as a lender, joint lead arranger and bookrunner, and the other lenders party thereto (each, together with Citizens Bank, N.A. and Santander Bank, National Association, referred to individually as a “Lender”, and collectively, the “Lenders”).

Pursuant to the Third Amendment, the incremental term lenders party thereto extended an incremental term loan facility to the Borrower in the original principal amount of $74,625,000, the proceeds of which were used on the Third Amendment Effective Date to consummate an open market purchase of all outstanding term loans (the “Term B Loans”) held by certain affiliates of Whitehorse Capital. Upon the consummation of the open market purchase, the Term B Loans were assigned to the Borrower and immediately cancelled.

The Third Amendment increased the Borrower’s ability to incur new incremental revolving commitments or term loans. Specifically, such indebtedness can be incurred up to an aggregate dollar limit equal to 100% of the Company’s Consolidated Adjusted EBITDA (as defined in the Credit Agreement), increased from 75% under the Existing Credit Agreement, as of the most recently ended fiscal quarter for which financial statements have been delivered to the lenders, plus additional amounts, so long as the Borrower’s Consolidated Net Leverage Ratio (as defined in the Credit Agreement) does not exceed 2.75:1.00, increased from 2.25:1.00 under the Existing Credit Agreement. The Third Amendment also increased the amount of Unrestricted Cash (as defined in the Credit Agreement) used in calculating the Borrower’s Consolidated Net Leverage Ratio from $10.0 million to $25.0 million.

The foregoing description of the Third Amendment is qualified in its entirety by reference to the Third Amendment, a copy of which is being filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The foregoing disclosure in Item 1.01 hereof is incorporated by reference into this Item 2.03.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description

10.1	Third Amendment to Credit Agreement, dated March 3, 2021 among Ribbon Communications Operating Company, Inc., as the borrower, the guarantors party thereto, the financial institutions party thereto as lenders, and Citizens Bank, N.A., as administrative agent.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 4, 2021	Ribbon Communications Inc.

	By:	/s/ Patrick Macken
Name: Patrick Macken
Title: Executive Vice President and Chief Legal Officer

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